UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2021

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.	Other Events.

On March 2, 2021, United Therapeutics Corporation (the “Company”) decided to discontinue the development of Trevyent® (treprostinil), due to written comments provided by the U.S. Food and Drug Administration (the “FDA”) on February 25, 2021. The FDA provided these written comments following a meeting between the Company and the FDA to discuss the Company’s planned resubmission of its New Drug Application for Trevyent in light of a Complete Response Letter issued by the FDA in April 2020. The FDA’s comments indicated that the Company would need to both redesign the product to improve pump accuracy in certain respects and conduct a clinical study of the redesigned product. These additional steps would have caused considerable additional delay, and additional development efforts may not ultimately be successful in addressing the FDA’s comments. The Company decided that continued development of Trevyent was no longer commercially reasonable in light of this additional FDA feedback. Moreover, the FDA recently cleared another subcutaneous delivery system, the Remunity® Pump for Remodulin®.

As noted in the Company’s Annual Report on Form 10-K, as of December 31, 2020, the Company’s consolidated balance sheet includes a $107.3 million in-process research and development (“IPR&D”) asset associated with the Company’s August 2018 acquisition of SteadyMed Ltd., the developer of Trevyent. The Company is conducting an impairment analysis for this IPR&D asset and expects to incur an impairment charge during the first quarter of 2021, potentially equal to some or all of the $107.3 million IPR&D asset. The Company plans to disclose the results of this impairment analysis, as well as any additional material financial statement impacts, in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to the anticipated time and steps potentially required to continue pursuing development of Trevyent and anticipated impairment charges associated with the Trevyent IPR&D asset. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of March 3, 2021 and assume no obligation to update or revise the information contained in this report whether as a result of new information, future events, or any other reason.

REMUNITY, REMODULIN, and TREVYENT are registered trademarks of United Therapeutics Corporation.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: March 3, 2021	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel